ETF Opportunities Trust 485BPOS

Exhibit 99(g)(13)

AMENDMENT NO. 18

TO

GLOBAL CUSTODIAL AND AGENCY SERVICES AGREEMENT

This AMENDMENT No. 18 (“Amendment”) is made as of March 15, 2024, by and between ETF Opportunities Trust (“Client”) and Citibank, N.A. (“Custodian”, together with the Client, the “Parties”), to that certain Global Custodial and Agency Services Agreement dated May 14, 2020, between the Client and Service Provider (“Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, pursuant to the Agreement, the Custodian performs certain custodial services for the Client; and

WHEREAS, the Parties agree to amend Appendix A of the Agreement to add the Funds listed in Amendment A

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Client and Custodian hereby agree as follows:

1.	Amendment to Appendix A of the Agreement - List of Funds.

Appendix A of the Agreement is hereby deleted in its entirety and replaced with the Appendix A attached to the end of this Amendment.

2.	Representations and Warranties.

a.	The Client represents that it has full power and authority to enter into and perform this Amendment and that it has provided this Amendment to the Board.

b.	The Custodian represents that it has full power and authority to enter into and perform this Amendment.

3.	Miscellaneous.

a.	This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

b.	Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both Parties hereto.

c.	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

d.	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

ETF OPPORTUNITIES TRUST

By:

Name:	David A. Bogaert

Title:	President

Date:	March 15, 2024

CITIBANK, N.A.

By:

Name:	Christopher Ravn

Title:	CBNA VP

Date:	4-30-24

Amendment A

To the Global Custodial and Agency Services Agreement

List of Funds to Add for ETF Opportunities Trust

Tuttle Capital Shareholders First Index ETF

SMI 3Fourteen Full-Cycle Trend (Tax-Efficient) ETF

Appendix A

To the Global Custodial and Agency Services Agreement

List of Funds for ETF Opportunities Trust

		Authorized Participant Fee Per
Fund Name		Create/Redeem (USD)
American Conservative Values ETF
American Conservative Values Small-Cap ETF		250
Formidable ETF		250
Formidable Dividend and Income ETF		250
Formidable Fortress ETF		250
Applied Finance Valuation Large Cap ETF		750
Alpha Dog ETF		250
Kingsbam Tactical Bond ETF		250
The WealthTrust DBS Long Term Growth ETF		250
Kingsbam Dividend Opportunity ETF		250
Cultivar ETF		300
Tuttle Capital 2X DBMF ETF		250
T-Rex 2X Long Tesla Daily Target ETF		250
T-Rex 2X Inverse Tesla Daily Target ETF		250
T-Rex 2X Long NVIDIA Daily Target ETF		250
T-Rex 2X Inverse NVIDIA Daily Target ETF		250
LAFFER	TENGLER Equity Income ETF	250
REX IncomeMax AMD Strategy ETF		250
REX IncomeMax AMZN Strategy ETF		250
REX IncomeMax TSLA Strategy ETF		250
REX IncomeMax BUB Strategy ETF		250
REX IncomeMax DIS Strategy ETF		250
REX IncomeMax EEM Strategy ETF		250
REX IncomeMax GDXJ Strategy ETF		250
REX IncomeMax GOOG Strategy ETF		250
REX IncomeMax META Strategy ETF		250
REX IncomeMax MSFT Strategy ETF		250
REX IncomeMax MSTR Strategy ETF		250
REX IncomeMax PYPL Strategy ETF		250
REX IncomeMax SLV Strategy ETF		250
REX IncomeMax SMH Strategy ETF		250
REX IncomeMax SNOW Strategy ETF		250
REX IncomeMax TLRY Strategy ETF		250
REX IncomeMax V Strategy ETF		250
REX IncomeMax UNG Strategy ETF		250
REX IncomeMax USO Strategy ETF		250
REX FANG & Innovation Equity Premium Income ETF		250
REX AI Equity Premium Income ETF		250
Tuttle Capital Daily 2X Inverse Regional Banks ETF		250
Tuttle Capital Daily 2X Long AI ETF		250
Tuttle Capital Daily 2X Inverse AI ETF		250
Brendan Wood TopGun ETF		250
IDX Dynamic Innovation ETF		250
IDX Dynamic Fixed Income ETF		250
T-Rex 2X Long Apple Daily Target ETF		250
T-Rex 2X Inverse Apple Daily Target ETF		250
T-Rex 2X Long Alphabet Daily Target ETF		250
T-Rex 2X Inverse Alphabet Daily Target ETF		250
T-Rex 2X Long Microsoft Daily Target ETF		250
T-Rex 2X Inverse Microsoft Daily Target ETF		250
TappAlpha SPY Growth & Daily Income ETF		250
TappAlpha Innovation 100 Growth & Daily Income ETF		250
Tuttle Capital Shareholders First Index ETF		250
SMI 3Fourteen Full-Cycle Trend (Tax-Efficient) ETF		250

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